SALES AGENT CONSULTING AGREEMENT
                        --------------------------------

This Consulting Agreement is made on this 11th day of September 2003.

                                     BETWEEN

Thobeka Mafuduka, a Consultant having her mailing address at P.O. Box 121, Parow, Cape Town, 7499, South Africa; Patricia Terhorst-Davis having her mailing address at P.O. Box 1038, Cape Town, 8000, South Africa; Pamala Grant a Consultant having her mailing address at PO Box 31076, Tokai, 7966, Cape Town, South Africa; and Bertin Badiata a Consultant having his address at PO Box 2197, Highlands North, 2037, South Africa. The above listed Consultants shall be referred to collectively hereafter as "Consultants" or individually as "Consultant".

                                       AND

Maximum Dynamics, Inc., having its office at 2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado, 80903.

WHEREAS

         WHEREAS, CONSULTANTS provide business development services for businesses and professionals in the IT and financial services sector; and,

         WHEREAS, Company wishes to engage the services of CONSULTANTS;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

DURATION

This agreement commences on September 11th, 2003 and will be effective until September 11, 2004, as per the terms listed herein. Thereafter it shall be reviewed for further extension on mutually agreeable terms.

FINANCIAL

CONSULTANTS shall be paid for services as set forth in Exhibit A. The fees to be paid shall be paid with shares of registered S-8 shares of Common Stock of Maximum Dynamics, Inc. (priced at today's bid of $0.010). The number of shares and issued to each CONSULTANT as payment for services is set forth in Exhibit A.

BINDING


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This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant hereto constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto, as the case may be.

APPLICABLE LAW

This Agreement is made pursuant to, and will be governed by, and construed and enforced in accordance with, the laws of South Africa.

TERMINATION

If this agreement is terminated previous to September 11, 2004, the CONSULTANT shall keep one twelfth (1/12) of the shares received as payment for every month CONSULTANT was retained.


ACCEPTED

For CONSULTANT                                    For Maximum Dynamics
--------------------------                        -------------------------

BY: /s/ Thobeka Mafuduka                          BY: /s/ Joshua Wolcott
   -----------------------                           ----------------------
   Thobeka Mafuduka                                  Joshua Wolcott


DATE: September 11, 2003                          DATE: September 11, 2003
     ---------------------                             --------------------

BY: /s/ Patricia Terhorst-Davis
   ----------------------------
   Patricia Terhorst-Davis


DATE: September 11, 2003
     ---------------------

BY: /s/  Pamala Grant
  ------------------------
  Pamala Grant

DATE: September 11, 2003
     ---------------------

BY: Bertin Badiata
   -----------------------
   Bertin Badiata

DATE: September 11, 2003
     ----------------------


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                                    EXHIBIT A

The following sets forth the services to be rendered by each Consultant, the fees for such services and the number of S-8 shares to be issued as payment.

Consultant                     Services                                  Fees           Shares
----------                     --------                                  ----           ------
Thobeka Mafuduka               Sales of Technology Solutions             US$1,000      100,000

Patricia Terhorst-Davis        Business development and sales            US$750         75,000

Pamala Grant                   Business development and sales            US$4,250      425,000

Bertin Badiata                 Business networking/introductions         US$200         20,000


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